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                       AMENDMENT NO. 2 TO RIGHTS AGREEMENT


         THIS AMENDMENT NO. 2 (this "Amendment No. 2"), dated as of April 2, 2000, between Union Pacific Resources Group Inc., a Utah corporation (the "Company"), and Harris Trust and Savings Bank, as Rights Agent (the "Rights Agent"), documents the complete agreement and understanding of the Company and the Rights Agent, effective as of April 2, 2000, with respect to certain amendments to the Amended and Restated Rights Agreement, dated as of December 1, 1998, between the Company and the Rights Agent (the "Rights Agreement"). Capitalized terms used but not defined herein, unless the context otherwise requires, have the meanings ascribed to such terms in the Rights Agreement.

         WHEREAS, the Company and the Rights Agent have heretofore executed and entered into the Rights Agreement and Amendment No. 1 to Rights Agreement, dated as of April 2, 2000 ("Amendment No. 1");

         WHEREAS, pursuant to Section 26 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 26 thereof;

         WHEREAS, the Company is a party to an Agreement and Plan of Merger (as it may be amended or supplemented from time to time, the "Merger Agreement"), dated April 2, 2000, among Anadarko Petroleum Corporation, a Delaware corporation ("Anadarko"), Dakota Merger Corp., a Utah corporation and wholly-owned subsidiary of Anadarko ("Subcorp"), and the Company, which provides for, among other things, the merger of Subcorp with and into the Company (the "Merger") subject to shareholder and regulatory approval and other terms and conditions;

         WHEREAS, concurrently with the execution and delivery of the Merger Agreement, Anadarko and the Company entered into a Stock Option Agreement, dated as of April 2, 2000 (the "UPR Stock Option Agreement"), which grants Anadarko an irrevocable option to purchase, after the satisfaction of certain conditions, Common Shares;

         WHEREAS, the Merger Agreement contemplates amendments to the Rights Agreement so that Anadarko and Subcorp are each exempt from the definition of "Acquiring Person" contained in the Rights Agreement with respect to, and no "Stock Acquisition Date" or "Distribution Date" or "Triggering Event" will occur as a result of, the execution of the Merger Agreement or the UPR Stock Option Agreement or the consummation of the Merger pursuant to the Merger Agreement, or the acquisition of beneficial ownership or transfer of Common Shares pursuant to the UPR Stock Option Agreement, and that the Rights Agreement will expire immediately prior to the Effective Time (as defined in the Merger Agreement) of the Merger;

         WHEREAS, the Board of Directors previously determined that it is in the best interests of the Company and its shareholders to amend the Rights Agreement as contemplated by the Merger Agreement;


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         WHEREAS, Amendment No. 1 effected certain, but inadvertently not all, of the amendments to the Rights Agreement authorized by the Board of Directors of the Company as contemplated by the Merger Agreement and agreed to by the Company and the Rights Agent; and

         WHEREAS, the Company and the Rights Agent desire to effect the intended amendments to the Rights Agreement, by superseding and replacing Amendment No. 1 as described below in this Amendment No. 2.

         NOW, THEREFORE, the Company and the Rights Agent hereby supersede and replace Amendment No. 1 and amend the Rights Agreement as follows:

         1. The definition of "Acquiring Person" in Section 1(a) of the Rights Agreement is hereby modified and amended by adding the following sentence at the end thereof:

                  "Notwithstanding anything in this Agreement to the contrary, none of Anadarko Petroleum Corporation, a Delaware corporation ("Anadarko"), Subcorp (as defined in the Anadarko Merger Agreement (defined below)), or any of their Affiliates or Associates, shall be deemed to be an Acquiring Person by virtue of the execution of the Agreement and Plan of Merger, dated as of April 2, 2000 (as the same may be amended from time to time, the "Anadarko Merger Agreement"), by and among Anadarko, Subcorp and the Company, the UPR Stock Option Agreement (as defined in the Anadarko Merger Agreement) or the consummation of the transactions contemplated by the Anadarko Merger Agreement, including, without limitation, the merger of Subcorp with and into the Company (the "Anadarko Merger"), or the acquisition of beneficial ownership or the transfer of Common Shares pursuant to the UPR Stock Option Agreement or the announcement of any of the foregoing transactions."

         2. The definition of "Stock Acquisition Date" in Section 1(o) of the Rights Agreement is hereby modified and amended by adding the following sentence at the end thereof:

                  "Notwithstanding anything in this Agreement to the contrary, a Stock Acquisition Date shall not be deemed to have occurred as a result of the execution of the Anadarko Merger Agreement or the UPR Stock Option Agreement or the consummation of the transactions contemplated by the Anadarko Merger Agreement, including without limitation, the Anadarko Merger, the acquisition of beneficial ownership or the transfer of Common Shares pursuant to the UPR Stock Option Agreement, or the announcement of any of the foregoing transactions."

         3. Section 3(a) of the Rights Agreement is amended by adding the following sentence at the end thereof:

                  "Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred as a result of the execution of the Anadarko


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                  Merger Agreement or the UPR Stock Option Agreement or the
                  consummation of the transactions contemplated by the Anadarko Merger Agreement, including without limitation, the Anadarko Merger, the acquisition of beneficial ownership or the transfer of Common Shares pursuant to the UPR Stock Option Agreement, or the announcement of any of the foregoing transactions."

         4. The definition of "Section 11(a)(ii) Event" in Section 1(m) of the Rights Agreement is hereby modified and amended by adding the following sentence at the end thereof:

                  "Notwithstanding anything in this Agreement to the contrary, a
                  Section 11(a)(ii) Event shall not be deemed to have occurred as a result of the execution of the Anadarko Merger Agreement or the UPR Stock Option Agreement or the consummation of the transactions contemplated by the Anadarko Merger Agreement, including without limitation, the Anadarko Merger, the acquisition of beneficial ownership or the transfer of Common Shares pursuant to the UPR Stock Option Agreement, or the announcement of any of the foregoing transactions."

         5. The definition of "Section 13 Event" in Section 1(n) of the Rights Agreement is hereby modified and amended by adding the following sentence at the end thereof:

                  "Notwithstanding anything in this Agreement to the contrary, a
                  Section 13 Event shall not be deemed to have occurred as the result of the execution of the Anadarko Merger Agreement or the UPR Stock Option Agreement or the consummation of the transactions contemplated by the Anadarko Merger Agreement, including without limitation, the Anadarko Merger, the acquisition of beneficial ownership or the transfer of Common Shares pursuant to the UPR Stock Option Agreement, or the announcement of any of the foregoing transactions."

         6. The definition of "Triggering Event" in Section 1(r) of the Rights Agreement is hereby modified and amended by adding the following sentence at the end thereof:

                  "Notwithstanding anything in this Agreement to the contrary, a Triggering Event shall not be deemed to have occurred as the result of the execution of the Anadarko Merger Agreement or the UPR Stock Option Agreement or the consummation of the transactions contemplated by the Anadarko Merger Agreement, including without limitation, the Anadarko Merger, the acquisition of beneficial ownership or the transfer of Common Shares pursuant to the UPR Stock Option Agreement, or the announcement of any of the foregoing transactions."

         7. It being agreed that October 28, 2006 or, if applicable, such earlier date, shall for all purposes of the Rights Agreement be deemed the "Final Expiration Date,"


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                  Section 7(a) of the Rights Agreement is hereby modified and amended to change the reference to "October 28, 2006" to "October 28, 2006 or, if earlier, immediately prior to the consummation of the Anadarko Merger as contemplated by the Anadarko Merger Agreement."

         8. Section 29 of the Rights Agreement is amended to add the following sentence at the end thereof:

                  "Nothing in this Agreement shall be construed to give any holder of Rights (and, prior to the Distribution Date, registered holders of the Common Shares) or any other Person any legal or equitable rights, remedies, or claims under this Agreement by virtue of the execution of the Anadarko Merger Agreement or the UPR Stock Option Agreement or the consummation of the transactions contemplated by the Anadarko Merger Agreement, including without limitation, the Anadarko Merger, the acquisition of beneficial ownership or the transfer of Common Shares pursuant to the UPR Stock Option Agreement, or the announcement of any of the foregoing transactions.

         9. The Company and the Rights Agent acknowledge that this Amendment No. 2 accurately documents the agreement between the Company and the Rights Agent, effective as of the date of the Merger Agreement, which evidenced their understanding that they were implementing the Merger Agreement.

         10. This Amendment No. 2 is intended to supersede and replace Amendment No. 1 in its entirety as of the date of the Merger Agreement. Upon execution and delivery of this Amendment No. 2 by the Company and the Rights Agent, Amendment No. 1 shall be of no further force or effect.

         11. This Amendment No. 2 shall be deemed to be a contract made under the laws of the State of Utah and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

         12. This Amendment No. 2 may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all of such counterparts shall together constitute but one and the same instrument.

         13. In all respects not inconsistent with the terms and provisions of this Amendment No. 2, the Rights Agreement is hereby ratified, adopted, approved, and confirmed. In executing and delivering this Amendment No. 2, the Rights Agent shall be entitled to all of the privileges and immunities afforded to the Rights Agent under the terms and conditions of the Rights Agreement.

         14. If any term, provision, covenant, or restriction of this Agreement No. 2 is held by a court of competent jurisdiction or other authority to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Amendment No. 2, and of the Rights Agreement, shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed, all as of the date and year first above written.

                                 UNION PACIFIC RESOURCES GROUP INC.



                                 By:         /s/ KERRY R. BRITTAIN
                                      ------------------------------------------
                                      Name:  Kerry R. Brittain
                                      Title: Vice President, General Counsel and
                                             Corporate Secretary



                                 HARRIS TRUST AND SAVINGS BANK



                                 By:         /s/ MARY ANNE BLYTH
                                      ------------------------------------------
                                      Name:  Mary Anne Blyth
                                           -------------------------------------
                                      Title: Vice President
                                            ------------------------------------



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